                                                                    EXHIBIT 10.4

                                 VOXWARE, INC.



                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT



                         Dated as of December 19, 1995

                                 VOXWARE, INC.

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                         Dated as of December 19, 1995

                                     INDEX
                                     -----


                                                                            Page
                                                                            ----


ARTICLE I   PURCHASE AND SALE OF SHARES.....................................   1

    1.1     Purchase and Sale of Series A Preferred Stock at Closing........   1
    1.2     The Conversion Shares...........................................   1
    1.3     Closing.........................................................   2
    1.4     Use of Proceeds.................................................   2

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF
            THE COMPANY.....................................................   2

    2.1     Organization and Corporate Power................................   2
    2.2     Authorization...................................................   2
    2.3     Government Approvals............................................   3
    2.4     Authorized and Outstanding Stock................................   3
    2.5     Subsidiaries....................................................   4
    2.6     Financial Information; Business Plan............................   4
    2.7     Events Subsequent to the Date of the Financial Statements.......   4
    2.8     Litigation......................................................   5
    2.9     Compliance with Laws and Other Instruments......................   5
    2.10    Taxes...........................................................   5
    2.11    Real Property...................................................   6
    2.12    Personal Property...............................................   6
    2.13    Patents, Trademarks, etc........................................   6
    2.14    Agreements of Directors, Officers and Employees.................   7
    2.15    Governmental and Industrial Approvals...........................   8
    2.16    Federal Reserve Regulations.....................................   8
    2.17    Contracts and Commitments.......................................   8
    2.18    Securities Act..................................................   8
    2.19    Registration Rights.............................................   8
    2.20    Insurance Coverage..............................................   8
    2.21    Employee Matters................................................   9
    2.22    No Brokers or Finders...........................................   9
    2.23    Transactions with Affiliates....................................   9



    2.24    Assumptions, Guarantees, etc. of Indebtedness
            of Other Persons................................................   9
    2.25    Disclosures.....................................................  10
    2.26    Software Development............................................  10

ARTICLE IIA REPRESENTATIONS AND WARRANTIES OF
            THE MANAGERS....................................................  10

ARTICLE III AFFIRMATIVE COVENANTS OF THE COMPANY............................  13

    3.1     Accounts and Reports............................................  13
    3.2     Payment of Taxes................................................  14
    3.3     Maintenance of Key Man Insurance................................  14
    3.4     Compliance with Laws, etc.......................................  14
    3.5     Inspection......................................................  15
    3.6     Corporate Existence; Ownership of Subsidiaries..................  15
    3.7     Compliance with ERISA...........................................  15
    3.8     Board Approval..................................................  16
    3.9     Financings......................................................  16
    3.10    Meetings of the Board of Directors..............................  16
    3.11    Regular Course of Business......................................  16
    3.12    Change in Nature of Business....................................  16
    3.13    Common Stock Holders............................................  16

ARTICLE IV  NEGATIVE COVENANTS OF THE COMPANY...............................  16

    4.1     Investments in Other Persons....................................  17
    4.2     Distributions...................................................  17
    4.3     Dealings with Affiliates........................................  18
    4.4     Merger, Consolidation, Sale of Assets, Acquisition, and Other
            Actions.........................................................  18
    4.5     Awards and Option Shares........................................  18
    4.6     Limitation on Restrictions on Subsidiary Dividends and Other
            Distributions...................................................  19
    4.7     No Conflicting Agreements.......................................  19
    4.8     Compensation....................................................  19
    4.9     Fiscal Year.....................................................  19
    4.10    Restricted Activities...........................................  19
    4.11    List of Common Stock Holders....................................  19

ARTICLE V   PREEMPTIVE RIGHT................................................  19

    5.1     Right of Purchase...............................................  19
    5.2     Definition of New Securities....................................  20
    5.3     Notice from the Company.........................................  20
    5.4     Sale by the Company.............................................  21



    5.5     Termination of Rights...........................................  21

ARTICLE VI  INVESTMENT REPRESENTATIONS......................................  21

    6.1     Representations and Warranties..................................  21
    6.2     Permitted Sales; Legends........................................  22
    6.3     Strategic Relationships.........................................  22

ARTICLE VII REGISTRATION RIGHTS.............................................  23

    7.1     Certain Definitions.............................................  23
    7.2     Requested Registrations.........................................  23
    7.3     "Piggy Back" Registrations......................................  25
    7.4     Expenses of Registration........................................  25
    7.5     Registration on Form S-3........................................  26
    7.6     Registration Procedures.........................................  26
    7.7     Indemnification.................................................  27
    7.8     Information by Holder...........................................  29
    7.9     Limitations on Registration Rights..............................  29
    7.10    Exception to Registration.......................................  29
    7.11    Rule 144 Reporting..............................................  30
    7.12    Listing Application.............................................  30
    7.13    Damages.........................................................  30

ARTICLE VIII   CONDITIONS OF PURCHASERS' OBLIGATION.........................  31

    8.1     Effect of Conditions............................................  31
    8.2     Representations and Warranties..................................  31
    8.3     Performance.....................................................  31
    8.4     Opinions of Counsel.............................................  31
    8.5     Certified Documents, etc........................................  31
    8.6     No Material Adverse Change......................................  32
    8.7     Shareholders' Agreement.........................................  32
    8.8     Amendment to Certificate of Incorporation.......................  32
    8.9     Board Election..................................................  32
    8.10    Operations Committee............................................  32
    8.11    Compensation Committee..........................................  32
    8.12    Consents and Waivers............................................  32

ARTICLE IX  CONDITIONS OF THE COMPANY'S OBLIGATION..........................  33

ARTICLE X   CERTAIN DEFINITIONS.............................................  33

ARTICLE XI  TERMINATION.....................................................  35

    11.1    Termination by Mutual Written Consent...........................  35



    11.2    Termination for Breach..........................................  35
    11.3    Termination for Delay...........................................  35
    11.4    Rights After Termination........................................  35

ARTICLE XII MISCELLANEOUS...................................................  36

    12.1    Survival of Representations.....................................  36
    12.2    Parties in Interest.............................................  36
    12.3    Shares Owned by Affiliates......................................  36
    12.4    Amendments and Waivers..........................................  36
    12.5    Notices.........................................................  36
    12.6    Expenses........................................................  37
    12.7    Counterparts....................................................  37
    12.8    Effect of Headings..............................................  37
    12.9    Adjustments.....................................................  37
    12.10   Governing Law...................................................  37

                                             December 19, 1995



To:  The Persons listed on
     Schedule 1.1 attached hereto:
     ------------

Re:  Series A Preferred Stock
     ------------------------


Gentlemen:

     VOXWARE, INC., a Delaware corporation (the "Company"), and Michael Goldstein, J. Gerard Aguilar, and Kenneth H. Traub (individually, a "Manager" and collectively, the "Managers") hereby agree with you as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

     1.1   Purchase and Sale of Series A Preferred Stock at Closing.  At the
           --------------------------------------------------------
Closing (as herein defined), the Company will sell to those persons listed on
Schedule 1.1 (the "Purchasers") an aggregate of 4,000,000 shares of the
- ------------
Company's Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock" or "Preferred Stock"), at a price of $ 1.00 per share, for an aggregate purchase price of $4,000,000 payable as provided in Section 1.3. The Series A Preferred Stock shall have the rights, terms and privileges set forth in the Certificate of the Designations, Powers, Preferences and Rights of the Series A Preferred Stock attached as Exhibit A hereto (the "Certificate of
                                     ---------
Designation"). The shares of Series A Preferred Stock purchased pursuant to this Section 1.1 are referred to herein as the "Purchased Shares." The Purchased Shares to be sold by the Company at the Closing to each Purchaser is set forth in Schedule 1.1.
             -------------

     1.2   The Conversion Shares.  The Company has authorized and reserved and
           ---------------------
hereby covenants that it will continue to reserve, free of any preemptive rights or encumbrances, a sufficient number of its authorized but previously unissued shares of common stock, par value $.001 per share (the "Common Stock"), to satisfy the rights of conversion of the holders of the Purchased Shares. The shares of Common Stock issued or issuable upon conversion of the Purchased Shares are referred to herein as the "Conversion Shares."

     1.3   Closing.  Subject to the satisfaction or waiver of the conditions set
           -------
forth in Articles VIII and IX hereof, the purchase of the Purchased Shares pursuant to Section 1.1 shall be made at a closing (the "Closing") to be held at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, at 10:00 A.M. on (i) December 19, 1995, or (ii) at such other time and on such other date as the Purchasers and the Company may mutually agree. Payment at the Closing for the Purchased Shares shall be by wire transfer payable in immediately available federal funds. Each Purchaser shall pay that amount for the Purchased Shares being acquired by it at the Closing as described on Schedule 1.1 hereof. At the Closing, the Company
                            ------------
will deliver to each Purchaser one or more certificates representing the Purchased Shares purchased by such Purchaser, in such denominations and issued in such names as may be requested by such Purchaser.

     1.4   Use of Proceeds.  As an integral part of the purpose and structure of
           ---------------
the financing contemplated herein, the Company shall use the proceeds received upon the sale of the Purchased Shares at the Closing to (i) fund general working capital, and (ii) pay all fees, costs and expenses incurred by the Company in connection with the transactions contemplated by this Agreement, including, without limitation, the costs and expenses of special counsel to the Purchasers which the Company is obligated to pay pursuant to Section 12.6 hereof.

                                   ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                                  THE COMPANY
                                  -----------

     In order to induce the Purchasers to purchase the Purchased Shares, the Company, makes the following representations and warranties which shall be true, correct and complete in all respects on the date hereof and shall be true, correct and complete in all respects as of the Closing:

     2.1   Organization and Corporate Power.  The Company is a corporation duly
           --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary.

     2.2   Authorization.  The Company has all necessary corporate power and has
           -------------
taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the Shareholders' Agreement referred to in Section 8.7 and any other agreements or instruments executed by the Company in connection herewith or therewith (collectively, the "Related Agreements"), and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Purchased Shares and the Conversion Shares issuable upon conversion of the Purchased Shares. Sufficient shares of authorized but unissued Common Stock have been reserved for issuance upon conversion of the Purchased Shares. The issuance of the Purchased Shares does not, and the Conversion Shares upon conversion of the Purchased Shares will not, require any further corporate action and is not and will not be subject to any preemptive right, right of first refusal or the like. This Agreement, the Related Agreements and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its respective terms.

     2.3   Government Approvals.  No consent, approval, license or authorization
           --------------------
of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, any of the Related Agreements and any other agreements or instruments executed by the Company in connection herewith or therewith, or in connection with the issuance of the Purchased Shares or the Conversion Shares upon conversion of the Purchased Shares, except for (i) those which have already been made or granted and (ii) and those required under federal and applicable state securities laws in order to comply with Article VII hereof.

     2.4   Authorized and Outstanding Stock.  At the Closing, before giving
           --------------------------------
effect to the transactions to be effected at the Closing, the authorized capital stock of the Company will consist of (i) 30,000,000 shares of Common Stock, of which 11,545,000 shares are validly issued and outstanding and held of record and owned beneficially as set forth in Schedule 2.4 attached hereto; and (ii)
                                       ------------
10,000,000 shares of Preferred Stock, of which 4,000,000 shares will have been designated as Series A Preferred Stock with the rights, terms and privileges set forth in Exhibit A, and of which no shares will be issued or outstanding.
         ---------
Immediately prior to the Closing, (i) 2,200,000 shares of Common Stock will be reserved for issuance to officers, directors, employees and consultants of the Company under the 1994 Stock Option Plan (of which, options for 1,929,000 shares of common stock have been granted and outstanding); (ii) 90,000 shares of Common Stock will be reserved for issuance upon exercise of options to purchase Common Stock held and owned beneficially as set forth on Schedule 2.4; and (iii)
                                                  ------------
2,000,000 shares of Common Stock will be reserved for issuance upon exercise of warrants held and owned beneficially as set forth on Schedule 2.4. There are no
                                                     ------------
treasury shares held by the Company. All issued and outstanding shares of capital stock are, and when issued in accordance with the terms hereof and the Certificate of Designation, all Purchased Shares and Conversion Shares issued upon conversion of the Purchased Shares will be, duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or "blue-sky" laws and except for those imposed pursuant to this Agreement or any Related Agreement. Except as set forth on Schedule 2.4, there are no
                                           ------------
outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of the Company. All issued and outstanding shares of capital stock of the Company were issued (i) in transactions exempt from the registration provisions of the Act, and (ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws.

     2.5   Subsidiaries.  The Company has no Subsidiaries nor any investment or
           ------------
other interest in, or any outstanding loan or advance to or from, any Person, including, without limitation, any officer, director or shareholder.

     2.6   Financial Information; Business Plan.  The Company has previously
           ------------------------------------
delivered to the Purchasers (i) the Company's Business Plan, dated as of October 1995, together with certain written projections (collectively, the "Business Plan"); (ii) the financial statements of the Company for each of the fiscal years ended May 31, 1995 and May 31, 1994, audited by Ernst & Young L.L.P., the Company's certified public accountants (collectively, the "Financial Statements"), and (iii) the unaudited balance sheet of the Company at August 31, 1995, and the related statements of earnings, shareholders' equity and changes in financial condition for the three (3) months then ended (the "Unaudited Financial Statements"). The Financial Statements and the Unaudited Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly in accordance with generally accepted accounting principles applied on a basis consistent with prior periods the financial condition and results of operations of the Company as of the dates and for the periods shown. The Company has no liability, contingent or otherwise, which is not adequately reflected in or reserved against in the Financial Statements or the Unaudited Financial Statements that could materially and adversely affect the financial condition of the Company. Since the date of the Unaudited Financial Statements, (i) there has been no change in the business, assets, liabilities, condition (financial or otherwise) or operations of the Company except for changes in the ordinary course of business which, individually or in the aggregate, have not been materially adverse, and (ii) none of the business, prospects, condition (financial or otherwise), operations, property or affairs of the Company have been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     2.7   Events Subsequent to the Date of the Financial Statements.  Except as
           ---------------------------------------------------------
set forth on Schedule 2.7, since May 31, 1995, the Company has not (i) issued
             ------------
any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Unaudited Financial Statements and current liabilities incurred since May 31, 1995, in the ordinary course of business,
(iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, except in the ordinary course of business, (vii) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to license or other agreements entered into in the ordinary course of business,
(viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     2.8   Litigation.  Except as otherwise set forth on Schedule 2.8, there is
           ----------                                    ------------
no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or affecting any of the Company's properties or assets, or against any officer, key employee or Current Shareholder (as defined in the Shareholders' Agreement) of the Company in his capacity as such, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted with any substantial chance of recovery where such recovery would likely have a material adverse effect on the Company or current shareholder. Neither the Company, nor any officer, key employee or Current Shareholder of the Company in his capacity as such is, to the knowledge of the Company, in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency which may materially and adversely affect the business or assets of the Company.

     2.9   Compliance with Laws and Other Instruments.  The Company is in
           ------------------------------------------
compliance with all of the provisions of this Agreement and of its charter and by-laws, and in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute, and regulation by which it is bound or to which it or to which any of its properties is subject. Neither the execution, delivery or performance of this Agreement and the Related Agreements, nor the offer, issuance, sale or delivery of the Purchased Shares or the Conversion Shares upon conversion of the Purchased Shares, with or without the giving of notice or passage of time, or both, will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of the Company's charter or by-laws, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which the Company is bound or to which the Company or any of its properties are subject, or, to the knowledge of the Company, will cause the Company to lose the benefit of any right or privilege it presently enjoys.

     2.10  Taxes.  The Company has filed all tax returns (including statements
           -----
of estimated taxes owed) required to be filed within the applicable periods for such filings and has paid all taxes required to be paid, and has established adequate reserves (net of estimated tax payments already made) for the payment of all taxes payable in respect to the period subsequent to the last periods covered by such returns. No deficiencies for any tax are currently assessed against the Company, and no tax returns of the Company have ever been audited, and, to the knowledge of the Company, there is no such audit pending or contemplated. There is no tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Company. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes, including income, franchise, property, sales, withholding, payroll and employment taxes.

     2.11  Real Property.
           -------------

          (a) Schedule 2.11 sets forth the addresses and uses of all real
              -------------
property that the Company owns, leases or subleases, and any lien or encumbrance on any such owned real property or the Company's leasehold interest therein, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the obligations of the lessee thereunder.

          (b) Except as set forth on Schedule 2.11, the Company has good and
                                     -------------
marketable title to, and owns free and clear of all liens and encumbrances, all property listed as owned by the Company on Schedule 2.11, and there is no
                                           -------------
material violation of any law, regulation or ordinance (including without limitation laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to any real property owned, leased or subleased by the Company.

          (c) There are no defaults by the Company or, to the knowledge of the Company, by any other party thereto, which might curtail in any material respect the present use of the Company's property listed on Schedule 2.11. The
                                                    -------------
performance by the Company of this Agreement and the Related Agreements will not result in the termination of, or in any increase of any amounts payable under, any lease listed on Schedule 2.11.
                    -------------

     2.12  Personal Property.  Except as set forth on Schedule 2.12 and except
           -----------------                          -------------
for property sold or otherwise disposed of in the ordinary course of business since May 31, 1995, the Company owns free and clear of any liens or encumbrances, all of the personal property reflected as owned by the Company in the balance sheet contained in the Unaudited Financial Statements, and all other material items of personal property acquired by the Company through the date hereof. All material items of such personal property are in good operating condition, normal wear and tear excepted.

     2.13  Patents, Trademarks, etc.  set forth on Schedule 2.13 is a list and
           -------------------------               -------------
brief description of all material patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications trade names and copyrights, and all applications for such that are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company believes it owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted. The Company knows of know reason today that it will not be able to obtain adequate licenses or other rights to use the Intellectual Property necessary to the conduct of its business as proposed to be conducted in the Business Plan, and no claim is pending or, to the knowledge of the Company, threatened against the Company to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no known basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of the Company, threatened against the Company to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no known basis for any such claim (whether, or not pending or threatened). The Company has not granted or assigned to any other person or entity any right to assemble or sell the products or proposed products or to provide the services or proposed services of the Company except for subcontractors, distributors or other agents retained in the ordinary course of business. Neither the Managers nor any other current or former stockholder, employee, officer or director of the Company has (directly or indirectly) any right, title or interest in any of the rights described on Schedule 2.13 other than such right which such Person
                        -------------
may enjoy as a stockholder of the Company.

     2.14  Agreements of Directors, Officers and Employees.  To the knowledge of
           -----------------------------------------------
the Company, no third party has claimed or has reason to claim that any of the Managers, directors, key employees, officers or key consultants of the Company (collectively, "Key Employees") has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company or its subsidiaries which suggests that such a claim might be contemplated. To the knowledge of the Company, no Key Employee has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employee, and to the knowledge of the Company, no Key Employee has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company and its subsidiaries, and the Company has no reason to believe there will be any such employment or violation. To the knowledge of the Company, none of the execution or delivery of or performance under this Agreement or the Related Agreements, or the carrying on of the business of the Company officers, employees or agents by any officer, director or Key Employee of the Company or a subsidiary, or the conduct or proposed conduct of the business of the Company or a subsidiary, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     2.15  Governmental and Industrial Approvals.  The Company has all the
           -------------------------------------
material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Company to conduct its business as presently conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated in this Agreement and the Related Agreements.

     2.16  Federal Reserve Regulations.  Neither the Company nor any of its
           ---------------------------
Subsidiaries has engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the sale of the Purchased Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

     2.17  Contracts and Commitments.  Except as set forth on Schedule 2.17
           -------------------------                          -------------
attached hereto, the Company has no contract, obligation or commitment which is material or which involves a potential material commitment or any stock redemption or stock purchase agreement, financing agreement, license, lease, or stock option plan. For purposes of this Section 2.17, a contract, obligation or commitment shall be deemed material if it requires future expenditures by the Company in excess of $25,000 or might result in payments to the Company in excess of $25,000.

     2.18  Securities Act.  Based in part on the truth and accuracy of the
           --------------
representations and warranties of the Purchasers set forth in Section 6.1 hereof, the Company has complied and will comply with all applicable federal or state securities laws in connection with the issuance and sale of the Purchased Shares and the issuance of the Conversion Shares upon conversion of the Purchased Shares. Neither the Company nor anyone acting on its behalf has offered any of the Purchased Shares, or similar securities, or solicited any offers to purchase any of such securities, so as to bring the issuance and sale of the Purchased Shares under the registration provisions of the Act.

     2.19  Registration Rights.  Except as set forth on Schedule 2.19, the
           -------------------                          -------------
Company has not granted any rights relating to registration of its capital stock under the Act or state securities laws other than those contained in this Agreement.

     2.20  Insurance Coverage.  Schedule 2.20 hereto contains an accurate
           ------------------   -------------
summary of the insurance policies currently maintained by the Company and its Subsidiaries.

Except as described on Schedule 2.20, there are currently no claims pending
                       -------------
against the Company or any Subsidiary under any insurance policies currently in effect and covering the property, business or employees of the Company and its Subsidiaries, and all premiums due and payable with respect to the policies maintained by the Company and its Subsidiaries has been paid to date.

     2.21  Employee Matters.  Except as set forth on Schedule 2.21, neither the
           ----------------                          -------------
Company nor any Subsidiary has in effect any employment agreements, consulting agreements, deferred compensation, pension or retirement agreements or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral. The Company has no knowledge that any of the officers or other key employees of the Company or any Subsidiary presently intends to terminate his employment. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. The Company and each Subsidiary is in material compliance with the terms of all plans, programs and agreements listed on Schedule 2.21, and each such plan, program or agreement is
                     -------------
in compliance with all of the requirements and provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No such plan or program has engaged in any "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code of 1986 (the "Code"), or has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any such plan or program. Neither the Company nor any Subsidiary has or has maintained any group health plan subject to Section 4980B of the Code or Section 162(i) or (k) of the Code as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended by the Technical and Miscellaneous Revenue Act of 1988. With respect to each plan listed on Schedule 2.21, all
                                                         -------------
required filings, including all filings required to be made with the United States Department of Labor and Internal Revenue Service, have been timely filed.

     2.22  No Brokers or Finders.  No person has or will have, as a result of
           ---------------------
the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of its Subsidiaries.

     2.23  Transactions with Affiliates.  Except as set forth on Schedule 2.23,
           ----------------------------                          -------------
there are no loans, leases or other continuing transactions between the Company or any Subsidiary on the one hand, and any officer or director of the Company or any Subsidiary or any person owning five percent (5%) or more of the Common Stock of the Company or any respective family member or affiliate of such officer, director or shareholder on the other hand.

     2.24  Assumptions, Guarantees, etc. of Indebtedness of Other Persons.
           --------------------------------------------------------------
Neither the Company nor any Subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     2.25  Disclosures.  Neither this Agreement, any Schedule or Exhibit to this
           -----------
Agreement, the Related Agreements, the Financial Statements, the Unaudited Financial Statements, nor any other agreement, document or written statement made by or on behalf of the Company and furnished by or on behalf of the Company to the Purchasers or the Purchasers' special counsel in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Company that has not been disclosed herein or in any other agreement, document, oral or written statement furnished by the Company to the Purchasers or their special counsel in connection with the transactions contemplated hereby which materially adversely affects or could materially and adversely affect the business, properties, assets or financial condition of the Company.

     2.26  Software Development.  The Company acknowledges that the Company's
           --------------------
previous disclosures and representations concerning its digital speech technologies are integral to the Purchaser's investment in the Company and that the Purchasers have relied on such representations and disclosures. The Company's progress and development of software products relating to digital speech technologies is as described to the Purchasers in the Business Plan and the Company and the Managers have no knowledge or reason to believe that any software developed to date for digital speech technologies has any material technical flaw that would render such technologies unusable for any of the businesses described in the Business Plan. The Purchasers recognize that, with respect to the Company's unreleased software products, additional development work is necessary in order to make certain of the technologies usable for commercial purposes and such additional development work is subject to normal technical risks.

                                  ARTICLE IIA

                 REPRESENTATIONS AND WARRANTIES OF THE MANAGERS
                 ----------------------------------------------

     Each Manager severally represents and warrants to the Purchasers that the following representations and warranties are true, complete and correct in all respects as of the date hereof and shall be true, complete and correct in all respects as of the date of the Closing:

          (a) To the best of his knowledge, no third party has claimed or has reason to claim that any of his activities in connection with the Company or his employment with the Company, or the activities of any of the other Managers, directors, key employees, officers or key consultant of the Company (collectively "Key Employees") has (i) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Manager which suggests that such a claim might be contemplated. The Manager has not employed or proposed to employ any trade secret or any information or documentation proprietary to any former employer, and has not violated any confidential relationship which the Manager may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Manager has no reason to believe there will be any such employment or violation. To the knowledge of the Manager, no Key Employee has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employee, and to the knowledge of the Manager, no Key Employee has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Manager has no reason to believe there will be any such employment or violation. None of the execution, delivery or performance of this Agreement, or the carrying on of the business of the Company as officer, employee or agent by any Manager, or the conduct or proposed conduct of the Manager in connection with the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which the Manager is obligated. Neither such Manager or any associate (as defined in Rule 14a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) owns or holds, directly or indirectly, any interest in any trade secrets, trade names, trademarks, software programs, copyrights, patents (including applications therefor) used or proposed to be used by the Company or any subsidiary. There is no physical or mental condition or impairment affecting the Manager that could prevent or materially interfere with the performance by the Manager of his duties on behalf of the Company.

          (b) While employed by the Company, such Manager will devote his full business time and best efforts to the performance of his duties to the Company and will not engage in any other business activity, either on a full-time or part-time basis, as an employee, a consultant or in any other capacity and whether or not he receives any compensation therefor; provided, however, that nothing herein shall prohibit such Manager from making and managing investments, which activities do not, in the aggregate, materially interfere with such Manager's performance of his duties to the Company.

          (c) To the best of his knowledge, there is no action, suit or proceeding, or governmental inquiry or investigation pending or threatened against such Manager in his individual capacity which might materially and adversely affect the Company's business or reputation, and there is no basis for any such action, suit, proceeding or governmental inquiry or investigation.

          (d) Based in part on the truth and accuracy of the representations and warranties of the Purchasers set forth in Section 6.1 hereof, such Manager has complied and will comply with all applicable federal or state securities laws in connection with the issuance and sale of the Purchased Shares and the issuance of the Conversion Shares upon conversion of the Purchased Shares. Neither the Manager nor anyone acting on his behalf has offered any of the Purchased Shares, or similar securities, or solicited any offers to purchase any of such securities, so as to bring the issuance and sale of the Purchased Shares under the registration provisions of the Act.

          (e) Such Manager acknowledges that his and the Company's previous disclosures and representations concerning its digital speech technologies are integral to the Purchaser's investment in the Company and that the Purchasers have relied on such representations and disclosures. The Company's progress and development of software products relating to digital speech technologies is as described to the Purchasers in the Business Plan and such Manager has no knowledge or reason to believe that any software developed to date for digital speech technologies has any material technical flaw that would render such technologies unusable for any of the businesses described in the Business Plan. The Purchasers recognize that, with respect to the Company's unreleased software products, additional development work is necessary in order to make certain of the technologies usable for commercial purposes and such additional development work is subject to normal technical risks.

          (f) Such Manager believes that the Company owns or possesses adequate licenses or other rights to use all Intellectual Property necessary to the conduct of its business as conducted. The Manager knows of know reason today that the Company will not be able to obtain adequate licenses or other rights to use the Intellectual Property necessary to the conduct of its business as proposed to be conducted in the business plan, and no claim is pending or, to the knowledge of such Manager, threatened against the Company to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no known basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of such Manager, threatened against the Company to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no known basis for any such claim (whether, or not pending or threatened). The Company has not granted or assigned to any other person or entity any right to assemble or sell the products or proposed products or to provide the services or proposed services of the Company except for subcontractors, distributors or other agents retained in the ordinary course of business. Neither the Managers nor any other current or former stockholder, employee, officer or director of the Company has (directly or indirectly) any right, title or interest in any of the rights described on Schedule 2.13 other
                                                           -------------
than such right which such Person may enjoy as a stockholder of the Company.

                                  ARTICLE III

                      AFFIRMATIVE COVENANTS OF THE COMPANY
                      ------------------------------------

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will observe the following covenants on and after the date hereof and until the consummation of the first Qualified Public
Offering:

     3.1   Accounts and Reports.  The Company will, and will cause each of its
           --------------------
Subsidiaries to, maintain a standard system of accounts in accordance with generally accepted accounting principles consistently applied and the Company will, and will cause each of its Subsidiaries to, keep full and complete financial records. The Company will furnish to each Purchaser the information set forth in this Section 3.1.

           (a) Within ninety (90) days after the end of each fiscal year, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and duly certified by an independent public accountant of national recognition selected by the Board of Directors of the Company and reasonably acceptable to Purchasers.

           (b) Within thirty (30) days after the end of each calendar month, a preliminary consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month and preliminary consolidated and consolidating statements of income, shareholders' equity and cash flow for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail.

           (c) At the time of delivery of each monthly and annual statement, a certificate, executed by the either the president or chief financial officer of the Company stating (i) that such officer has caused this Agreement and the terms of the Preferred Stock to be reviewed and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions of this Agreement or such Preferred Stock or, if such officer has such knowledge, specifying such default, and (ii) with respect to the delivery of annual statements, a statement as to the then Applicable Conversion Value of the Preferred Stock and the number of Conversion Shares into which each share of Preferred Stock may then be converted.

           (d) Prior to the end of each fiscal year, a copy of the operating plan and budget for the next fiscal year required under Section 3.8, in form consistent with good business practice.

          (e) Promptly upon receipt thereof, any written report, so called "management letter", and any other communication submitted to the Company or any Subsidiary by its independent public accountants relating to the business, prospects or financial condition of the Company and its Subsidiaries;

          (f) Promptly after the commencement thereof, notice of (i) all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company (or any Subsidiary) which, if successful, could have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and (ii) all material defaults by the Company or any Subsidiary (whether or not declared) under any agreement for money borrowed (unless waived or cured within applicable grace periods);

          (g) Promptly upon sending, making available, or filing the same, all reports and financial statements as the Company (or any Subsidiary) shall send or make available generally to the shareholders of the Company as such or to the Commission; and

          (h) Such other information with regard to the business, properties or the condition or operations, financial or otherwise, of the Company or its Subsidiaries as the Purchaser may from time to time reasonably request.

     3.2   Payment of Taxes.  The Company will pay and discharge (and cause any
           ----------------
Subsidiary to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company (or any Subsidiary), provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto.

     3.3   Maintenance of Key Man Insurance.  The Company will, at its expense,
           --------------------------------
use its best efforts to obtain within sixty (60) days of the date hereof and thereafter maintain a life insurance policy with a responsible and reputable insurance company payable to the Company on (i) the life of Gerard Aguilar in the face amount of $1,500,000 and (ii) the life of Michael Goldstein in the face amount of $1,000,000. The Company will maintain such policy and will not cause or permit any assignment of the proceeds of such policy and will not borrow against such policy. The Company will add one designee of the Purchasers as a notice party to such policy, and will request that the issuer of such policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

     3.4   Compliance with Laws, etc.  The Company will comply (and cause each
           --------------------------
of its Subsidiaries to comply) with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which could materially adversely affect the business or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

     3.5   Inspection.  At any reasonable time during normal business hours and
           ----------
from time to time, but not more frequently than once per calendar quarter for all Purchasers and transferees of Purchasers as a group, upon five (5) days written notice, the Company (and each of its Subsidiaries) will permit any one or more of the Purchasers (any transferee of a Purchaser) who then owns, of record or beneficially, or has the right to acquire, at least fifteen percent (15%) of the then outstanding Preferred Shares or Conversion Shares (determined on an as-converted basis) purchased pursuant to this Agreement, or any of the agents or representatives of the foregoing Persons, to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company (and any of its Subsidiaries) and to discuss the Company's affairs, finances and accounts with any of its officers or directors; provided that any Person or Persons exercising rights under this Section 3.5 shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and
(ii) shall agree in writing to keep any proprietary information of the Company disclosed to him in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of such Person's or Persons' own confidential information and not use such proprietary information for any purpose in competition with the Company's business. The rights granted under this Section 3.5 shall be in addition to any rights which any Purchaser may have under applicable law in its capacity as a shareholder of the Company.

     3.6   Corporate Existence; Ownership of Subsidiaries.  The Company will,
           ----------------------------------------------
and will cause its Subsidiaries to, at all times preserve and keep in full force and effect their corporate existence, and rights and franchises material to the business of the Company and its Subsidiaries, taken as a whole, and will qualify, and will cause each of its Subsidiaries to qualify, to do business as a foreign corporation in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company and its Subsidiaries, taken as a whole. The Company shall at all times own of record and beneficially, free and clear of all liens, charges, restrictions, claims and encumbrances of any nature, all of the issued and outstanding capital stock of each of its Subsidiaries.

     3.7   Compliance with ERISA.  The Company will comply, (and cause each of
           ---------------------
its Subsidiaries to comply) in all material respects with all minimum funding requirements applicable to any pension or other employee benefit plans which are subject to ERISA or to the Code, and comply in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any of its Subsidiaries will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which cause the lien provided for in Section 3068 of ERISA to attach to the assets of the Company or any of its Subsidiaries.

     3.8  Board Approval.  Prior to the end of each fiscal year, the Company
          --------------
will prepare and submit to its Board of Directors for its approval prior to such year end an operating plan and budget, cash flow projections and profit and loss projections, all itemized in reasonable detail for the immediately following year.

     3.9   Financings.  The Company will promptly provide to the Board of
           ----------
Directors the details and terms of, and any brochures or investment memoranda prepared by the Company related to, any possible financing of any nature for the Company (or any of its Subsidiaries), whether initiated by the Company or any other Person.

     3.10  Meetings of the Board of Directors.  The Directors shall schedule
           ----------------------------------
regular meetings not less frequently than once every ninety (90) days. The Company shall reimburse the Purchasers for all reasonable travel expenses incurred by any director designee of the Purchasers in attending such meetings.

     3.11  Regular Course of Business.  The Company agrees that on and after the
           --------------------------
date hereof and prior to the Closing that it will carry on its business diligently and in the ordinary course and substantially in the same manner as heretofore carried on and will use its best efforts to preserve its present business organization intact, except as otherwise affirmatively voted upon by a majority of the Board of Directors (which majority must include a majority of the directors designated by the holders of the Series A Preferred Stock), and shall use its best efforts to keep available the services of its present officers.

     3.12  Change in Nature of Business.  The Company shall not make, or permit
           ----------------------------
any subsidiary to make, any material change in the nature of its business as set forth in the Business Plan without the affirmative vote of a majority of the Board of Directors (which majority must include a majority of the directors designated by the holders of the Series A Preferred Stock).

     3.13  Common Stock Holders.  The Company shall, within a reasonable time
           --------------------
following the Closing, send a letter to each person listed as a holder of Common Stock on Schedule 2.4 attached hereto (a "Common Stock Holder") requesting (but
         ------------
not requiring) that such Common Stock Holder provide the Company with ten (10 ) days prior notice before selling or otherwise transferring more than ten percent (10%) of the shares of Common Stock held by such person pursuant to an offer by a third party so that the Company shall have the opportunity to match or better such offer.

                                   ARTICLE IV

                       NEGATIVE COVENANTS OF THE COMPANY
                       ---------------------------------

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, subject to Section 12.4 hereof, it will comply (and will cause each Subsidiary to comply) with each of the provisions of this
Article IV on and after
the date hereof and until the consummation of the first Qualified Public Offering; provided, however, that subject to Section 12.4 hereof, the provisions
          --------  -------
of Section 4.2 shall continue in force only so long as there are Purchased Shares outstanding.

     4.1   Investments in Other Persons.  The Company will not make or permit
           ----------------------------
any Subsidiary to make any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock, assets comprising the business of, obligations of, or any interest in, any Person, except:
            ------

           (i) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

           (ii) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $50,000,000;

           (iii) loans or advances from a Subsidiary to the Company or from a Subsidiary to another Subsidiary;

           (iv) investments by the Company or a Subsidiary in A-rated or better commercial paper having a maturity of not more than one year from the date of acquisition;

           (v) investments by the Company or a Subsidiary in "money market" fund shares, or in "money market" accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that such "money market" fund or "money market" accounts invest principally in investments of the types described in clauses (i), (ii) or (iv) of this subsection 4.1; and

           (vi) investments in other Persons and entities in connection with the acquisition (of businesses, technologies, and other rights and assets) approved by the affirmative vote of the Board of Directors (which majority must include a majority of the directors designated by the holders of the Series A Preferred Stock).

     4.2   Distributions.  The Company will not declare or pay any dividends,
           -------------
purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any Subsidiary to do any of the foregoing, except that the Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company and except that nothing herein contained shall prevent the Company from:

           (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock; or

           (ii) complying with any specific provision of the terms of the Preferred Stock as contained in Exhibit A attached hereto relating to the
                                     ---------
     payment of dividends, liquidation preferences or redemption payments on or with respect to the Preferred Stock or redemption of the Preferred Stock; or

           (iii) permitting liquidation payments to be made to the holders of Common Stock as described in Exhibit A.
                                  ---------

     4.3   Dealings with Affiliates.  The Company will not enter into any
           ------------------------
transaction including, without limitation, any loans or extensions of credit or royalty agreements with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or shareholders or members of their immediate families, except for advances in reasonable amounts made to employees of the Company or any Subsidiary for valid business purposes, provided that such advances are repaid to the Company within 90 days.

     4.4   Merger, Consolidation, Sale of Assets, Acquisition, and Other
           -------------------------------------------------------------
Actions.  The Company will not:  (a) sell, lease, or otherwise dispose of
- -------
(whether in one transaction or a series of related transactions) all or substantially all of its assets, (b) merge with or into or consolidate with another entity (except into or with a wholly-owned Subsidiary of the Company with the requisite shareholder approval), (c) voluntarily liquidate or wind up its operations, (d) issue any shares of its capital stock which are senior to or on a parity with the Purchased Shares with respect to dividends liquidation or redemptions or with any special voting rights, or (e) amend its Articles of Incorporation or By-laws in a manner that directly or indirectly adversely affects the rights of the holders of the Purchased Shares.

     4.5   Awards and Option Shares.  The Company shall not issue more than
           ------------------------
2,290,000 shares of its capital stock (as adjusted for stock splits, stock dividends, recapitalizations and similar events), or grant options, rights or warrants exercisable therefor, (including 2,019,000 options to purchase Common Stock outstanding on the date of this Agreement and new options in respect to such shares issued after the date of this Agreement) to employees and directors of, and consultants to, the Company (except for the issuance of Common Stock upon the exercise of the warrants outstanding on the date hereof whether acquired by any such persons prior to or after the date hereof) without the affirmative vote of a majority of the Board of Directors (which majority must include the directors designated by the Purchasers).

     4.6  Limitation on Restrictions on Subsidiary Dividends and Other
          ------------------------------------------------------------
Distributions.  The Company shall not permit any of its Subsidiaries, directly
- -------------
or indirectly, to create or suffer to exist or become effective any encumbrances or restrictions on the ability of any of its Subsidiaries to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profit owned by any of the Company or any of its Subsidiaries, or pay any indebtedness owed by any of the Subsidiaries, (ii) make loans or advances to the Company, or (iii) transfer any of its properties or assets to the Company.

     4.7   No Conflicting Agreements.  The Company agrees that neither it nor
           -------------------------
any Subsidiary will enter into or amend any agreement, contract, commitment or understanding which would restrict or prohibit the exercise by the Purchasers of any of their rights under this Agreement or any of the Related Agreements.

     4.8   Compensation.  Without the consent of the Compensation Committee of
           ------------
the Board of Directors, the Company shall not pay to its management or consultants compensation in excess of that compensation customarily paid to management and consultants in companies of similar size, of similar maturity, and in similar business, all as determined by the Compensation Committee of the Board of Directors.

     4.9   Fiscal Year.  Without the consent of the Board of Directors and the
           -----------
Audit Committee of the Board of Directors, the Company shall not change its fiscal year from the twelve month period ending May 31 in each year.

     4.10  Restricted Activities.  The Company agrees that on and after the date
           ---------------------
hereof and prior to the Closing it will not take any action that would require disclosure under Section 2.7 of this Agreement.

     4.11  List of Common Stock Holders.  Without the prior written consent of
           ----------------------------
the majority of the holders of the Preferred Stock, the Company will not reveal to a third party any information regarding the Company's Common Stock Holders except: (i) such information which, in the opinion of the Company's counsel, is
- ------
required to be disclosed under applicable law and (ii) such information which, as determined by the Board of Directors, is required to be disclosed in connection with the potential acquisition of capital stock of the Company or with a potential transaction with a strategic partner.

                                   ARTICLE V

                                PREEMPTIVE RIGHT
                                ----------------

     5.1   Right of Purchase.  The Company hereby grants to each Purchaser so
           -----------------
long as it shall own, of record or beneficially, or have the right to acquire from the Company, any Purchased Shares, Conversion Shares or Common Stock, the right to purchase all or part of its pro rata share of New Securities (as defined in Section 5.2) which the Company, from time to time, proposes to sell and issue. A Purchaser's pro rata share, for purposes of this preemptive right, is the ratio of the number of

Purchased Shares, Conversion Shares and shares of Common Stock which such Purchaser owns or has the right to acquire from the Company to the total number of Purchased Shares, Conversion Shares and shares of Common Stock then outstanding. The Purchasers shall have a right of over-allotment pursuant to this Article V such that to the extent a Purchaser does not exercise its preemptive right in full hereunder, such additional shares of New Securities which such Purchaser did not purchase may be purchased by the other Purchasers in proportion to the total number of Purchased Shares, Conversion Shares or other shares of Common Stock which each such other Purchaser owns or has the right to acquire from the Company compared to the total number of Purchased Shares, Conversion Shares or other shares of Common Stock which all such other Purchasers own or have the right to acquire from the Company.

     5.2   Definition of New Securities.  "New Securities" shall mean any
           ----------------------------
capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock, issued on or after the date hereof; provided that the term "New Securities" does
                                    --------
not include (i) securities purchased under this Agreement or Conversion Shares issuable upon conversion of the Purchased Shares,(ii) Common Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision or combination of shares of Common Stock, (iii) Preferred Stock issued as a dividend to holders of Preferred Stock or upon any stock split, subdivision or combination of Preferred Stock, and (v) the aggregate number of shares of Common Stock issuable upon exercise of options permitted under Section 4.5 hereof, (vi) securities issued upon the exercise of warrants outstanding on the date hereof, and (vii) securities issued by the Company in connection with the acquisition of another corporation by merger, purchase of substantially all the assets or other reorganization, (viii) securities issued by the Company in connection with the acquisition of any patent or other rights to technology, including licenses, and
(ix) securities issued by the Company in connection with a corporate collaboration, joint venture, partnership, or marketing, manufacturing, research, licensing or other arrangement provided, however, that the Company may
                                         --------  -------
take no action described in clauses (vii), (viii) and (ix) of this Section 5.2 without the prior affirmative vote of a majority of the Board of Directors in approving such action (which majority must include the directors designated by the Purchasers).

     5.3   Notice from the Company.  In the event the Company proposes to
           -----------------------
undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. Each Purchaser shall have 20 business days from the date of receipt of any such notice to agree to purchase up to the Purchaser's pro rata share of such New Securities (and any over-allotment amount pursuant to the operation of Section 5.1 hereof) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     5.4   Sale by the Company.  In the event any Purchaser fails to exercise in
           -------------------
full its preemptive right (after giving effect to the over-allotment provision of Section 5.1 hereof), the Company shall have 120 days thereafter to sell the New Securities with respect to which the Purchaser's option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. To the extent the Company does not sell all the New Securities offered within said 120 day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to the Purchasers in the manner provided above.

     5.5   Termination of Rights.  The rights granted to the Purchasers under
           ---------------------
this Article V shall expire immediately prior to, and shall not apply in connection with, the consummation of the first Qualified Public Offering.

                                   ARTICLE VI

                           INVESTMENT REPRESENTATIONS
                           --------------------------

     6.1   Representations and Warranties.  Each Purchaser hereby represents and
           ------------------------------
warrants to the Company as follows:

          (a) Assuming due execution and delivery by the Company of the Agreement and the Related Agreements, this Agreement and the Related Agreements to which such Purchaser is a party constitute legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms;

          (b) Such Purchaser has been advised and understands that the Purchased Shares have not been registered under the Act, on the grounds that no distribution or public offering of the Purchased Shares is to be effected, and that in this connection, the Company is relying in part on the representations of such Purchasers set forth in this Article VI;

          (c) Such Purchaser has been further advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Purchased Shares or Conversion Shares;

          (d) Such Purchaser is purchasing the Purchased Shares for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of Federal or state securities laws;

          (e) Such Purchaser is an "accredited investor" under Regulation D of the Act and by reason of its business or financial experience, such Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder;

           (f) Such Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company and has had an opportunity to meet with management of the Company to reach an informed and knowledgeable decision to acquire the Purchased Shares; provided, however, that nothing in this Section 6.1 shall be deemed to vitiate or limit the representations, warranties and covenants of the Company and the Managers contained in this Agreement; and

           (g) No person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser.

     6.2   Permitted Sales; Legends.  Notwithstanding the foregoing
           ------------------------
representations, the Company agrees that it will permit (i) a distribution of Purchased Shares or Conversion Shares by a partnership to one or more of its partners, where no consideration is exchanged therefor by such partners, or to a retired or withdrawn partner who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership, or to the estate of any such partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or to a trust created for the benefit of one or more of the foregoing, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were an original Purchaser hereunder and (ii) a sale or other transfer of any of the Purchased Shares or Conversion Shares upon obtaining assurance satisfactory to the Company that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under, the Act and applicable state securities or "blue-sky" laws, including, without limitation, receipt of an unqualified opinion to such effect of counsel reasonably satisfactory to the Company. The certificates representing the Purchased Shares and any Conversion Shares issuable upon conversion thereof shall bear a legend evidencing such restriction on transfer substantially in the following form:

     "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. The shares may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Act is in effect or (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation, to the effect that such registration is not required under the Act."

     6.3   Strategic Relationships.  Those persons listed on Schedule 6.3
           -----------------------                           ------------
(collectively the "Advent Group") covenant and agree that each shall use its best efforts to form meaningful strategic relationships between the Company and the Advent Group's corporate partners and/or international network affiliates.

                                  ARTICLE VII

                              REGISTRATION RIGHTS
                              -------------------

     7.1   Certain Definitions.  As used in this Article VII, the following
           -------------------
terms shall have the following respective meanings:

     "Holder" means the person who is then the record owner of Registrable Securities which have not been sold to the public.

     "Initiating Holders" means any Purchaser or its assignees who in the aggregate are holders of at least ten percent (10%) of the sum of (i) the Conversion Shares now owned or hereafter acquired by the Purchasers, (ii) all other shares of Common Stock owned by the Purchasers, and (iii) all shares of Common Stock issuable with respect to securities of the Company convertible into or exercisable for shares of Common Stock now or hereafter acquired by any Purchaser.

     "Registrable Securities" means (i) all of the Conversion Shares owned by the Purchasers, (ii) all other shares of Common Stock now owned or hereafter acquired by any Purchaser; (iii) all shares of Common Stock issuable with respect to securities of the Company convertible into or exercisable for shares of Common Stock now owned or hereafter acquired by any Purchaser; and (iv) any Common Stock issued in respect of the shares described in clauses (i) through
(iii) upon any stock split, stock dividend, recapitalization or other similar event.

     The terms "register" means to register under the Act and applicable state securities laws for the purpose of effecting a public sale of securities.

     "Registration Expenses" means all expenses incurred by the Company in compliance with Sections 7.2, 7.3 or 7.5 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders and other security holders, and the expense of any special audits incident to or required by any such registration.

     "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and the expenses of counsel to any Holder (except as specifically contemplated in the definition of Registration Expenses above).

     7.2   Requested Registrations.
           -----------------------

          (a) If on any two occasions after the end of the six month period following the closing of an initial public offering by the Company pursuant to a registration statement filed and declared effective under the Act covering the offer and sale of Common Stock for the account of the Company, the Company shall receive from one or more Initiating Holders a written request that the Company effect the registration of Registrable Securities representing at least twenty-five percent (25%) of the Registrable Securities then outstanding or issuable (or any lesser percentage if the reasonably anticipated aggregate price to the public of the Registrable Securities to be included in such registration would exceed $5 million), in connection with a firm commitment underwriting managed by a nationally recognized underwriter, the Company will:

           (i) promptly give written notice of the proposed registration to all other Holders; and

           (ii) as soon as practicable, use all commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as are specified in such request, together with such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty days after receipt of such written notice from the Company. If the underwriter managing the offering advises the Holders who have requested inclusion of their Registrable Securities in such registration that marketing considerations require a limitation on the number of shares offered, such limitation shall be imposed pro rata among such Holders who requested
                                 --------
     inclusion of Registrable Securities in such registration according to the number of Registrable Securities each such Holder requested to be included in such registration. Neither the Company nor any other shareholder may include shares in a registration effected under this Section 7.2 without the consent of the Holders holding a majority of the Registrable Securities sought to be included in such registration if the inclusion of shares by the Company or the other shareholders would limit the number of Registrable Securities sought to be included by the Holders or reduce the offering price thereof. No registration initiated by Initiating Holders hereunder shall count as a registration under this Section 7.2 unless and until it shall have been declared effective.

           (b) Selection of Underwriter.  If the Initiating Holders intend to
              ------------------------
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 7.2 and the Company shall include such information in the written notice referred to in Section 7.2(a)(i) above. The right of any Holder to registration pursuant to Section 7.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of certain of such Holder's Registrable Securities in the underwriting. The underwriter of any underwriting requested under this Section 7.2 shall be selected by the Holders holding a majority of the Registrable Securities included therein; provided that such underwriter must be reasonably acceptable to the Company.

     7.3   "Piggy Back" Registrations.
           --------------------------

           (a) If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights, other than a registration relating solely to employee benefit plans, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

           (i) Promptly give to each Holder of Registrable Securities written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

           (ii) Use its best efforts to include in such registration all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the date of delivery of the written notice from the Company described in clause (i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the Company may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata
                                                                     --- ----
     among all shareholders who are entitled to include shares in such registration statement according to the number of Registrable Securities each such shareholder requested to be included in such registration statement.

           (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 7.3(a)(i). In such event the right of any Holder to registration pursuant to
Section 7.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of certain of such Holder's Registrable Securities in the underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. The Company shall select the underwriter for an offering made pursuant to this Section 7.3; provided that such underwriter must be reasonably acceptable to the Holders of a majority of the Registrable Securities being registered in such offering.

     7.4   Expenses of Registration.  All Registration Expenses incurred in
           ------------------------
connection with any registration, qualification or compliance pursuant to
Section 7.2, 7.3 or 7.5 shall be paid by the Company. All Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by the holders of the securities registered, pro rata on the basis of the number of their shares so registered.

     7.5   Registration on Form S-3.  The Company shall use reasonable
           ------------------------
commercial efforts to qualify for registration on Form S-3 or any comparable or successor form; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Securities Exchange Act of 1934 (the "Exchange Act") in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Article VII, the Holders of Registrable Securities shall have the right to request no more than two (2) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided that in no event shall the Company be required to register shares with an aggregate market value of less than $500,000.

     7.6   Registration Procedures.  In the case of each registration effected
           -----------------------
by the Company pursuant to this Article VII, the Company will keep each Holder of Registrable Securities included in such registration advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will do the following for the benefit of such Holders:

           (a) Keep such registration effective for a period of one hundred twenty days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Act and applicable state securities laws;

           (b) Use its best efforts to register or qualify the Registrable Securities covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling shareholders may reasonably request; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

           (c) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

           (d) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 7.2 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of

Common Stock, provided such underwriting agreement contains customary underwriting provisions and is entered into by the Holder and provided further that, if the underwriter so requests, the underwriting agreement will contain customary contribution provisions on the part of the Company;

           (e) To the extent then permitted under applicable professional guidelines and standards, obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered in a public issuance of securities, in each case addressed to the Holders, and provide copies thereof to the Holders; and

           (f) Subject to entering into an appropriate Confidentiality Agreement, permit the counsel to the selling shareholders whose expenses are being paid pursuant to Section 7.4 hereof to inspect and copy such corporate documents as he may reasonably request.

     7.7   Indemnification.
           ---------------

           (a) The Company will, and hereby does, indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article VII, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holder's directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder upon sale of his securities.

          (c) Each party entitled to indemnification under this Section 7.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnifying Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 7.7 (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof).
The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall
(i) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and (ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall not be required to expend its funds in connection with such assistance.

           (d) No Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under Section 7.2 or 7.3 which imposes indemnification or contribution obligations on such Holder more onerous than those imposed hereunder; provided, however, that the Company shall not be deemed to breach the provisions of Section 7.2 or 7.3 if a Holder is not permitted to participate in a registration on account of his refusal to execute an underwriting agreement on the basis of this subsection (d).

     7.8   Information by Holder.  Each Holder of Registrable Securities
           ---------------------
included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article VII or otherwise required by applicable state or federal securities laws.

     7.9   Limitations on Registration Rights.  From and after the date of this
           ----------------------------------
Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder (a) the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not limit the number of Registrable Securities sought to be included by the Holders of Registrable Securities or reduce the offering price thereof; or (b) the right to require the Company to initiate any registration of any securities of the Company without the consent of one of the directors designated by the Purchasers.

     7.10  Exception to Registration.  The Company shall not be required to
           -------------------------
effect a registration under this Article VII if (i) in the written opinion of counsel for the Company, which counsel and the opinion so rendered shall be reasonably acceptable to the Holders of Registrable Securities, such Holders may sell without registration under the Act all Registrable Securities for which they requested registration under the provisions of the Act and in the manner and in the quantity in which the Registrable Securities were proposed to be sold, or (ii) the Company shall have obtained from the Commission a "no-action" letter to that effect; provided that this Section 7.10 shall not apply to sales made under Rule 144(k) or any successor rule promulgated by the Commission until after the effective date of the Company's initial registration of shares under the Act. Notwithstanding the foregoing, in no event shall the provisions of this Section 7.10 be construed to preclude a Holder of Registrable Securities from exercising rights under Section 7.3 for a period of three years after the effective date of the Company's initial registration of shares under the Act.

     7.11  Rule 144 Reporting.  With a view to making available the benefits of
           ------------------
certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Act) to the public without registration, the Company agrees to:

           (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after ninety days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

           (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

           (c) so long as a Purchaser owns any restricted securities, furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

     7.12  Listing Application.  If shares of any class of stock of the Company
           -------------------
shall be listed on a national securities exchange, the Company shall, at its expense, include in its listing application all of the shares of the listed class then owned by any Purchaser.

     7.13  Damages.  The Company recognizes and agrees that the holder of
           -------
Registrable Securities shall not have an adequate remedy if the Company fails to comply with the provisions of this Article VII, and that damages will not be readily ascertainable, and the Company expressly agrees that in the event of such failure any Holder of Registrable Securities shall be entitled to seek specific performance of the Company's obligations hereunder and that the Company will not oppose an application seeking such specific performance.

                                 ARTICLE VIII

                      CONDITIONS OF PURCHASERS' OBLIGATION
                      ------------------------------------

     8.1   Effect of Conditions.  The obligation of the Purchasers to purchase
           --------------------
and pay for the Purchased Shares at the Closing shall be subject at their election to the satisfaction of each of the conditions stated in the following Sections of this Article.

     8.2   Representations and Warranties.  The representations and warranties
           ------------------------------
of the Company and each of the Managers contained in this Agreement shall be true and correct on the date of the Closing with the same effect as though made on and as of that date, and the Purchasers shall have received a certificate dated as of such Closing and signed on behalf of the Company and each of the Managers to that effect.

     8.3   Performance.  The Company and each of the Managers shall have
           -----------
performed and complied with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it and him at or prior to the Closing, and the Purchasers shall have received a certificate dated as of such Closing and signed on behalf of the Company and by each of the Managers to that effect.

     8.4   Opinions of Counsel.  The Purchasers shall have received an opinion,
           -------------------
dated the date of the Closing, from Fulbright & Jaworski, L.L.P. counsel to the Company, in the form attached as Exhibit B.
                                 ---------

     8.5   Certified Documents, etc.  The Purchasers and their counsel shall
           ------------------------
have received copies of the following documents:

              (i) (A) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware, (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary, and a certificate of the Secretary of State of any jurisdiction in which the Company is qualified to do business as a foreign corporation dated as of a recent date as to the qualification and good standing of the Company;

              (ii) a certificate of the Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Related Agreements, the issuance, sale and delivery of the Purchased Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Related Agreements; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate of the Secretary delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement and the Related Agreements, the stock certificates representing the Purchased Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate of the Secretary referred to in this clause (ii); and

              (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

     8.6   No Material Adverse Change.  The business, properties, assets or
           --------------------------
condition (financial or otherwise) of the Company and its Subsidiaries shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Company or any of its Subsidiaries that would have a material adverse effect on their respective businesses or assets.

     8.7   Shareholders' Agreement.  A Shareholders' Agreement in the form of
           -----------------------
Exhibit C attached hereto shall have been executed by each Purchaser, the
- ---------
Company and the shareholders named therein.

     8.8   Amendment to Certificate of Incorporation.  The Certificate of
           -----------------------------------------
Incorporation of the Company shall have been amended to provide for the authorization of the Preferred Stock with the terms set forth in Exhibit A
                                                                 ---------
hereto.

     8.9   Board Election.  Concurrently with the Closing, the Board of
           --------------
Directors of the Company shall have been fixed at eight members designated as provided in the Shareholders' Agreement.

     8.10  Operations Committee.  Concurrently with the Closing, there shall be
           --------------------
established an Operations Committee of the Board of Directors of the Company as provided in the Shareholders' Agreement.

     8.11  Compensation Committee.  Concurrently with the Closing, there shall
           ----------------------
be established a Compensation Committee of the Board of Directors of the Company as provided in the Shareholders' Agreement.

     8.12  Consents and Waivers.  The Company shall have obtained all consents
           --------------------
or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue the Purchased Shares and the Conversion Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Related Agreements, the Purchased Shares, the Conversion

Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

                                   ARTICLE IX

                     CONDITIONS OF THE COMPANY'S OBLIGATION
                     --------------------------------------

     The Company's obligation to sell the Purchased Shares shall be subject to the accuracy on the date of the Closing of the representations and warranties of the Purchasers contained in this Agreement.

     (a) Performance.  Each of the Purchasers shall have performed and complied
         -----------
with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing.

     (b) Consents and Waivers.  Each Purchaser shall have obtained all consents
         --------------------
or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein and to carry out the transactions contemplated hereby and thereby.

                                   ARTICLE X

                              CERTAIN DEFINITIONS
                              -------------------

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Act" means the Securities Act of 1933, as amended.

     "Agreement" means this Series A Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties.

     "Applicable Conversion Value" shall mean the Applicable Conversion Value of the Preferred Stock under Section 5(c) of Exhibit A.
                                          ---------

     "Closing" shall have the meaning set forth in Section 1.3.

     "Commission" shall have the meaning set forth in Section 2.3.

     "Common Stock" will include (a) the Company's Common Stock as authorized on the date of this Agreement, (b) any other capital stock of any class or classes of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and
(c) any other securities of the

Company into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Company" means and shall include Voxware, Inc., a Delaware corporation, and its successors and assigns.

     "Conversion Shares" shall have the meaning set forth in Section 1.2.

     "Holders" shall have the meaning set forth in Section 7.1.

     "Indebtedness" means all obligations, contingent and otherwise, for borrowed money which are required to be reflected as indebtedness on a balance sheet prepared in accordance with generally accepted accounting principles including, without limitation, any current portion of long-term indebtedness and all guaranties, endorsements and other contingent obligations in respect of indebtedness of others except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     "Indemnified Party" shall have the meaning set forth in Section 7.7.

     "Indemnifying Party" shall have the meaning set forth in Section 7.7.

     "Initiating Holders" shall have the meaning set forth in Section 7.1.

     "New Securities" shall have the meaning set forth in Section 5.2.

     "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

     "Preferred Stock" shall have the meaning set forth in Section 1.1.

     "Purchased Shares" shall have the meaning set forth in Section 1.1.

     "Purchaser" shall have the meaning set forth in Section 1.1.

     "Qualified Public Offering" means the closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Act covering the offer and sale of Common Stock for the account of the Company in which the aggregate net proceeds to the Company equal at least $10,000,000 and in which the price per share of Common Stock equals or exceeds two (2) times the then Applicable Conversion Value of the Series A Preferred Stock under Section 5(c) of Exhibit A.
                                      ---------

     "Registrable Securities" shall have the meaning set forth in Section 7.1.

     "Registration Expense" shall have the meaning set forth in Section 7.1.

     "Related Agreements" shall have the meaning set forth in Section 2.2.

     "Selling Expenses" shall have the meaning set forth in Section 7.1.

     "Series A Preferred Stock" shall have the meaning set forth in Section 1.1.

     "Subsidiary" or "Subsidiaries" means any corporation, association or other business entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

                                   ARTICLE XI

                                  TERMINATION

     11.1  Termination by Mutual Written Consent.  This Agreement may be
           -------------------------------------
terminated, and the transactions contemplated hereby abandoned, at any time prior to the Closing by the written agreement of the Company and the Purchasers.

     11.2  Termination for Breach.  This Agreement may be terminated and the
           ----------------------
transactions contemplated hereby may be abandoned at any time before the Closing (or any date to which such Closing may have been extended by the written agreement of the parties obligated to perform on such Closing) by any party obligated to perform on such Closing if the conditions for its benefit set forth in Article VIII or IX, as the case may be, have not been satisfied on or prior to such Closing and if the conditions for the benefit of the other parties have been satisfied or waived, and if such performing party shall have given written notice of termination to the non-performing party.

     11.3  Termination for Delay.  Unless earlier terminated in accordance with
           ---------------------
Section 11.1 or 11.2, this Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company or the Purchasers if the Closing does not occur by January 31, 1995; provided, however, that the right to
                                            --------  -------
terminate this Agreement under this Section 11.3 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     11.4  Rights After Termination.  Upon termination of this Agreement under
           ------------------------
this Article XI, the parties shall be released from all obligations arising hereunder, except as to any liability for misrepresentations, breach or default in connection with any warranty, representation, covenant, duty or obligation given, occurring or arising prior to the date of termination and except as to the Company's obligations under Section 12.6 hereof.

                                 ARTICLE XII

                                 MISCELLANEOUS

     12.1  Survival of Representations.  The representations, warranties,
           ---------------------------
covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the closing of the transaction contemplated hereby.

     12.2  Parties in Interest.  Except as otherwise set forth herein, all
           -------------------
covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any of the Purchased Shares, or Conversion Shares). The parties agree to maintain in confidence the terms of the purchase of the Purchased Shares hereunder, except that the Purchasers may disclose such terms to their investors in the ordinary course and except that the Company may disclose such terms to its shareholders in the ordinary course.

     12.3  Shares Owned by Affiliates.  For the purposes of applying all
           --------------------------
provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified number or percentage of shares, the shares owned of record by any affiliate of a Purchaser shall be deemed to be owned by such Purchaser. For the purpose of this Agreement, the term "affiliate" shall mean any Person controlling, controlled by or under common control with, a Purchaser and any general or limited partner of a Purchaser. Without limiting the foregoing, each Purchaser shall be considered an affiliate of each other Purchaser.

     12.4  Amendments and Waivers.  Amendments or additions to this Agreement
           ----------------------
may be made, agreements with any decision of the Company may be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the holders of a majority of the issued and issuable Conversion Shares. Prompt notice of any such amendment or waiver shall be given to any Person who did not consent thereto. This Agreement (including the Schedules and Exhibits annexed hereto, which are an integral part of this Agreement) constitutes the full and complete agreement of the parties with respect to the subject matter hereof.

     12.5  Notices.  All notices, requests, consents, reports and demands shall
           -------
be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchasers at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

     The Company:                 Voxware, Inc.
                                  172 Tamarack Circle
                                  Skillman, NJ 08558
                                  Attention: Kenneth H. Traub, Chief Financial
                                             Officer

     with copy to:                Fulbright & Jaworski, L.L.P.
                                  666 Fifth Avenue
                                  New York, New York 10103
                                  Attention: Paul Jacobs, Esq.

     The Purchasers:             The address set forth opposite the Purchaser's
                                 name on Schedule 1.1 attached hereto.
                                         ------------

     with copy to:               Hutchins, Wheeler & Dittmar
                                 A Professional Corporation
                                 101 Federal Street
                                 Boston, MA 02120
                                 Attention: Anthony J. Medaglia, Jr., Esquire

     12.6  Expenses.  Each party hereto will pay its own expenses in connection
           --------
with the transactions contemplated hereby, provided, however, that the Company
                                           --------  -------
shall pay all reasonable costs and expenses of special counsel to the Purchasers in connection with the investigation, preparation, execution and delivery of this Agreement (and due diligence related thereto) and the other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Hutchins, Wheeler & Dittmar, P.C., special counsel to the Purchasers, and Lahive & Cockfield, special patent counsel the Purchasers; provided, however, that the
                                                    --------  -------
expenses and costs to be paid by the Company under this Section 12.6 shall not exceed $20,000.00.

     12.7  Counterparts.  This Agreement and any exhibit hereto may be executed
           ------------
by telecopier in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     12.8  Effect of Headings.  The article and section headings herein are for
           ------------------
convenience only and shall not affect the construction hereof.

     12.9  Adjustments.  All provisions of this Agreement shall be automatically
           -----------
adjusted to reflect any stock dividend, stock split or other such form of recapitalization.

     12.10 Governing Law.  This Agreement shall be deemed a contract made under
           -------------
the laws of the Commonwealth of Massachusetts and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such Commonwealth.



                                * * * * * * * *

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon, this letter shall become a binding agreement among us.

                                Very truly yours,



                                VOXWARE, INC.


                                By:  /s/ Kenneth H. Traub
                                   ---------------------------------
                                   Name: Kenneth H. Traub
                                   Title:  Executive Vice President and
                                           Chief Financial Officer


                                MANAGERS:


                                /s/ Michael Goldstein
                                ------------------------------------
                                Michael Goldstein


                                /s/ J. Gerard Aguilar
                                ------------------------------------
                                J. Gerard Aguilar


                                /s/ Kenneth H. Traub
                                ------------------------------------
                                Kenneth H. Traub



                                PURCHASERS:

                                ADVENT INTERNATIONAL INVESTORS II
                                LIMITED PARTNERSHIP

                                By:  Advent International Corporation,
                                      General Partner


                                By:  /s/ Andrew I. Fillat
                                   ---------------------------------
                                   Name:  Andrew I. Fillat
                                   Title: Senior Vice President

                                ADTEL LIMITED PARTNERSHIP

                                By:  Advent International Limited
                                      Partnership, General Partner

                                By:  Advent International Corporation,
                                      General Partner


                                By:  /s/ Andrew I. Fillat
                                   ---------------------------------
                                   Name:  Andrew I. Fillat
                                   Title: Senior Vice President



                                ADVENT GROWN FUND C.V.

                                By:  Advent International Limited
                                      Partnership, General Partner

                                By:  Advent International Corporation,
                                      General Partner


                                By:  /s/ Andrew I. Fillat
                                   ---------------------------------
                                   Name:  Andrew I. Fillat
                                   Title: Senior Vice President



                                ADWEST LIMITED PARTNERSHIP

                                By:  Advent International Limited
                                      Partnership, General Partner

                                By:  Advent International Corporation,
                                      General Partner


                                By:  /s/ Andrew I. Fillat
                                   ---------------------------------
                                   Name:  Andrew I. Fillat
                                   Title: Senior Vice President

                                ADVENT ISRAEL (BERMUDA) LIMITED
                                PARTNERSHIP

                                By:  Advent International Limited
                                      Partnership, General Partner

                                By:  Advent International Corporation,
                                      General Partner


                                By:  /s/ Andrew I. Fillat
                                   ---------------------------------
                                   Name:  Andrew I. Fillat
                                   Title: Senior Vice President


                                ADVENT ISRAEL LIMITED PARTNERSHIP

                                By:  Advent International Limited
                                      Partnership, General Partner

                                By:  Advent International Corporation,
                                      General Partner


                                By:  /s/ Andrew I. Fillat
                                   ---------------------------------
                                   Name:  Andrew I. Fillat
                                   Title: Senior Vice President


                                NORTH BRIDGE VENTURE PARTNERS, L.P.

                                By:  North Bridge Venture Management, L.P.,
                                      its General Partner


                                By:  /s/ Richard D'Amore
                                   ---------------------------------
                                   Name:  Richard D'Amore,
                                   Title: General Partner

                                ADVENT PARTNERS LIMITED
                                PARTNERSHIP

                                By:  Advent International Limited
                                      Partnership, General Partner

                                By:  Advent International Corporation,
                                      General Partner


                                By:  /s/ Andrew I. Fillat
                                   ---------------------------------
                                   Name:  Andrew I. Fillat
                                   Title: Senior Vice President

                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

          AMENDMENT NO. 1 (this "Amendment"), entered into this 19th day of March, 1996, between VOXWARE, INC., a Delaware corporation with its principal place of business at 172 Tamarack Circle, Skillman, New Jersey 08558 (the "Company"), NETSCAPE COMMUNICATIONS CORPORATION, a Delaware corporation ("Netscape"), and INTEL CORPORATION, a Delaware corporation ("Intel" and, together with Netscape, the "New Purchasers"), relating to that certain Series A Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated December 19, 1995, by and among the Company, the Managers and the Purchasers named therein (such Purchasers being sometimes hereinafter referred to as the "Series A Preferred Stockholders").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, pursuant to the Purchase Agreement, the Series A Preferred Stockholders purchased an aggregate of 4,000,000 shares of the Company's Series A Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"); and

          WHEREAS, the Company desires to issue and sell to each of Netscape and Intel, and each of Netscape and Intel desires to purchase, 1,000,000 shares of Series A Preferred Stock upon substantially the same terms and conditions set forth in the Purchase Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and the New Purchasers agree as follows:

                                   ARTICLE 1

                    INCORPORATION BY REFERENCE; DEFINITIONS

          1.1  Incorporation by Reference.  The Purchase Agreement (other than
               --------------------------
the representations and warranties of the Purchasers), including, without limitation, the representations and warranties of the Company and the Managers, the affirmative and negative covenants of the Company, and the conditions of the Purchasers' and the Company's obligations, along with all the Schedules and the Exhibits to the Purchase Agreement are, except as otherwise expressly set forth in this Amendment and the Schedules and Exhibits hereto, expressly incorporated herein in their entirety by reference.

          1.2  Definitions.  All capitalized terms used herein and not otherwise
               -----------
defined herein shall have the meanings ascribed to them in the Purchase
Agreement.

          1.3  "Agreement".  Any reference in the Purchase Agreement or this
                ---------
Amendment or any other document or agreement delivered in connection herewith or therewith to "the Agreement" shall mean the Purchase Agreement as amended hereby.

          1.4  "Certificate of Designation".  Any reference in the Purchase
               ----------------------------
Agreement or this Amendment or any other document or agreement delivered in connection herewith or therewith, to "the Certificate of Designation" shall be deemed to include the Company's Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock, as amended by the Certificate of Amendment to the Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock attached to this Amendment as Exhibit A (the "Certificate of Amendment").
             ---------

          1.5  "Purchased Shares".  Any reference in the Purchase Agreement or
               ------------------
this Amendment or any other document or agreement delivered in connection herewith or therewith to "the Purchased Shares" shall be deemed to include the Purchased Shares and the Additional Shares (as defined below).

          1.6  "Shareholders' Agreement".  Any reference in the Purchase
               -------------------------
Agreement or this Amendment or any other document or agreement delivered in connection herewith or therewith, to "the Shareholders' Agreement" shall be deemed to mean the Shareholders' Agreement, dated December 19, 1995, by and among the Company, and the Investors and the Current Stockholders (in each case, as defined in the Shareholders' Agreement and collectively referred to herein as the "Original Parties to the Shareholders' Agreement"), as amended by the First Amendment to, and Agreement to be Bound by, the Shareholders' Agreement attached to this Amendment as Exhibit B (the "First Amendment to Shareholders'
                     ---------
Agreement").

          1.7  Deemed Purchaser.  Upon the execution hereof, each of the New
               ----------------
Purchasers shall be deemed a "Purchaser" for all purposes under the Purchase Agreement and, except as specifically otherwise set forth herein, shall be entitled to all the rights and subject to all the obligations of the Purchasers under the Purchase Agreement. Notwithstanding anything in this Amendment, the Purchase Agreement, the Certificate of Designation or the Shareholders' Agreement to the contrary, Netscape's designee to the Company's Board of Directors as contemplated by the Shareholders' Agreement shall not be deemed "a director designated by the Purchasers" or "a director designated by the holders of the Series A Preferred Stock" for any purpose under the Agreement, or "a director designated by the holders of the Preferred Stock" for any purpose under the Certificate of Designation.

                                   ARTICLE 2

                      AUTHORIZATION AND SALE OF THE SHARES

          2.1  Authorization of the Additional Shares.  The Company has, or
               --------------------------------------
before the Closing (as hereinafter defined) will have, authorized the sale and issuance of 2,000,000 additional shares (the "Additional Shares") of its Series A Preferred Stock, which Additional Shares have the rights, restrictions, privileges and preferences as set forth in the Certificate of Amendment.

          2.2  Sale of the Additional Shares.  Subject to the terms and
               -----------------------------
conditions hereof and in reliance upon the representations, warranties and agreements contained (or incorporated by reference) herein, the Company will issue and sell to each New Purchaser, and each New Purchaser will purchase from the Company at the Closing, 1,000,000 of the Additional Shares at a purchase price of One Dollar ($1.00) per Share.

                                   ARTICLE 3

                             CLOSING DATE; DELIVERY

          3.1  Closing Date.  The closing of the purchase and sale of the
               ------------
Additional Shares hereunder (the "Closing") shall be held immediately following the execution and delivery of this Amendment (the "Closing Date") at a place determined pursuant to Section 3.3 hereof or at such other time and place as shall be mutually agreed upon by the Company and the New Purchasers.

          3.2  Delivery.  At the Closing, the Company will deliver to each New
               --------
Purchaser certificates, in such denominations and registered in such names as each such New Purchaser may reasonably request, representing the Additional Shares to be purchased by such New Purchaser, respectively, from the Company, against payment of the purchase price therefor by check, wire transfer or such other form of payment as shall be mutually agreed upon by the New Purchasers and the Company, payable to the order of the Company.

          3.3  Place of Closing. The place of Closing (including the place of
               ----------------
delivery to the New Purchasers by the Company of the certificates evidencing all Additional Shares being purchased and the place of payment to the Company by the New Purchasers of the purchase price therefor) shall be at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, or such other place as the New Purchasers and the Company shall mutually agree.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          4.1  Amendment. For purposes of this Amendment, the representation and
               ---------
warranty of the Company contained in Section 2.4 of the Purchase Agreement is amended in its entirety to read as follows:

          2.4  Authorized and Outstanding Stock.  At the Closing, before giving
               --------------------------------
     effect to the transactions to be effected at the Closing, the authorized capital stock of the Company will consist of (i) 30,000,000 shares of Common Stock, of which 11,545,000 shares are validly issued and outstanding and held of record and owned beneficially as set forth in
     Schedule 2.4 attached hereto; and (ii) 10,000,000 shares of Preferred
     ------------
     Stock, of which 6,000,000 shares will have been designated as Series A Preferred Stock with the rights, terms and privileges set forth in Exhibit
                                                                        -------
     A, and of which 4,000,000 shares will be issued or outstanding.
     -
     Immediately prior to the Closing, (i) 2,200,000 shares of Common Stock will be reserved for issuance to officers, directors, employees and consultants of the Company under the 1994 Stock Option Plan (of which, options for 2,035,000 shares of common stock have been granted and outstanding); (ii) 140,000 shares of Common Stock will be reserved for issuance upon exercise of options to purchase Common Stock held and owned beneficially as set forth on Schedule 2.4 to the Agreement, as amended; (iii) 2,000,000 shares
              ------------
     of Common Stock will be reserved for issuance upon exercise of warrants; and (iv) 4,000,000 shares of Common Stock will be reserved for issuance upon the conversion of outstanding shares of Series A Preferred Stock. There are no treasury shares held by the Company. All issued and outstanding shares of capital stock are, and when issued in accordance with the terms hereof and the Certificate of Designation, all Purchased Shares and Conversion Shares issued upon conversion of the Purchased Shares will be, duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or "blue-sky" laws and except for those imposed pursuant to this Agreement or any Related Agreement. Except (i) as set forth on Schedule 2.4 and (ii) as set forth
                                            ------------
     in the Agreement, there are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of the Company. All issued and outstanding shares of capital stock of the Company were issued (i) in transactions exempt from the registration provisions of the Act, and (ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws.

                                   ARTICLE 5

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                             OF THE NEW PURCHASERS

          5.1  Representations, Warranties and Covenants of the New Purchasers.
               ---------------------------------------------------------------
Each New Purchaser, severally and not jointly, hereby expressly makes the representations and warranties set forth in Section 6.1 of the Purchase Agreement (and incorporated by reference pursuant to Section 1.1 of this Amendment as if fully set forth herein).

                                   ARTICLE 6

                        CONDITIONS TO CLOSING OF COMPANY

          6.1  Waiver.  On or prior to the Closing Date, the Series A Preferred
               ------
Stockholders shall have executed and delivered the waiver (the "Waiver") substantially in the form attached hereto as Exhibit C, waiving, among other
                                             ---------
things, their preemptive right with respect to the Additional Shares and consenting to the filing of the Certificate of Amendment and to the offer and sale of the Additional Shares as contemplated hereby in accordance with the Purchase Agreement, the Certificate of Designation and applicable law.

          6.2  Certificate of Amendment.  On or prior to the Closing Date, the
               ------------------------
Company will have filed the Certificate of Amendment, and the holders of the Company's Common Stock will have consented to such filing in accordance with applicable law.

          6.3  First Amendment to Shareholders' Agreement.  On or prior to the
               ------------------------------------------
Closing Date, the First Amendment to Shareholders' Agreement shall have been executed by the New Purchasers, the Company and the Original Parties to the Shareholders' Agreement

                                   ARTICLE 7

                  CONDITIONS TO CLOSING OF THE NEW PURCHASERS

          7.1  Waiver.  On or prior to the Closing Date, the Series A Preferred
               ------
Stockholders shall have executed and delivered the Waiver in accordance with the Purchase Agreement, the Certificate of Designation and applicable law.

          7.2  Disclosure Schedules. As of the Closing Date, except as described
               --------------------
in the Schedules to this Amendment, there shall have been no material adverse change in, or addition to, the information set forth in the Disclosure Schedules to the Purchase Agreement and the Company shall have delivered to the New Purchasers a certificate of the President of the Company, dated the Closing Date, to such effect.

          7.3  Certificate of Amendment.  On or prior to the Closing Date, the
               ------------------------
Company will have filed the Certificate of Amendment, and the holders of the Company's Common Stock will have consented to such filing in accordance with applicable law.

          7.4  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in the Purchase Agreement, as amended by this Amendment, shall be true and correct on the date of the Closing with the same effect as though made on and as of that date, and the New Purchasers shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

          7.5  Performance.  The Company shall have performed and complied with
               -----------
all of the agreements, covenants and conditions contained in this Amendment required to be performed or complied with by it at or prior to the Closing, and the New Purchasers shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

          7.6  Amendment of Shareholders' Agreement.  It shall be a condition to
               ------------------------------------
Netscape's obligations hereunder that on or prior to the Closing Date, the Shareholders' Agreement shall have been amended to allow Netscape to designate one nominee to the Company's Board of Directors for so long as Netscape owns at least 1,000,000 shares of Series A Preferred Stock (as adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof); and it shall be a condition to Intel's obligations hereunder that on or prior to the Closing Date, the Shareholders' Agreement shall have been amended to allow Intel to designate one individual to attend meetings of the Company's Board of Directors as an observer for so long as Intel owns at least 1,000,000 shares of Series A Preferred Stock (as adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof).

                                   ARTICLE 8

                                 MISCELLANEOUS

          8.1  Amendment.  For purposes of this Amendment, Section 12.6 of the
               ---------
Purchase Agreement is amended in its entirety to read as follows:

               12.6  Expenses.  Each party hereto will pay its own expenses in
                     --------
          connection with the transactions contemplated hereby.

          8.2  Counterparts.  This Amendment may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          8.3  Notices.  All notices, requests, consents, reports and demands
               -------
shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the New Purchasers at their respective addresses set forth below or to such other address as may be furnished in writing to the other parties hereto:

          The Company:        Voxware, Inc.
          -----------
                              172 Tamarack Circle
                              Skillman, NJ  08558
                              Attention: Kenneth H. Traub,
                                Chief Financial Officer
          with copy to:       Fulbright & Jaworski L.L.P.
                              666 Fifth Avenue
                              New York, NY  10103
                              Attention: Paul Jacobs, Esq.

     The New Purchasers: Netscape Communications Corporation
     ------------------
                         501 East Middlefield Road
                         Mountain View, CA  94043
                         Attention:  Roberta R. Katz, Esq., General Counsel

          with copy to:       James Strawbridge, Esq.
                              Wilson, Sonsini, Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, California  94304-1050

                         Intel Corporation
                         2200 Mission College Blvd.
                         Santa Clara, California  95052
                         Attention:

          with copy to:       Suzan Miller, Esq.
                              Intel Corporation
                              Mail Stop SC4-203
                              2200 Mission College Blvd.
                              Santa Clara, California  95052

          8.4  Confidentiality.  Except as set forth below, without the prior
               ---------------
written consent of Intel, the Company shall not issue any press release relating to this Amendment and the transactions contemplated hereby solely as they relates to Intel. Notwithstanding the foregoing, without the prior consent of Intel, the Company will have the right to disclose information with respect to Intel's investment hereunder to current investors, to potential investors in connection with any public offering of the Company's capital stock in accordance with applicable law and to the public in accordance with applicable law if and at such time as the Company's securities are registered under the Securities Exchange Act of 1934, as amended, and in accordance with any listing agreement if and at such time as the Company's securities are listed on any national securities exchange or quoted on any national securities quotation system. In addition, the Company will have the right to disclose information with respect to Intel's investment hereunder to potential investors in connection with any private offering of the Company's capital stock and to potential OEM partners
(i) if such persons are subject to nondisclosure obligations with respect to such information or (ii) with the prior consent of Intel, which consent will not be unreasonably withheld, and which consent will be deemed given if Intel does not respond within seven days of any Company request for such consent.

          As between the Company and Netscape, it is the intent of the Company and Netscape to issue a press release as promptly as practicable after and with respect to the transactions contemplated by this Amendment as they relate to Netscape. Such press release will be mutually acceptable to the Company and Netscape.

          IN WITNESS WHEREOF, the parties have duly executed this Purchase Agreement as of the date and year first written above.

                              VOXWARE, INC.

                              By: /s/ Michael Goldstein
                                 ---------------------------------------
                                 President

                              NETSCAPE COMMUNICATIONS
                                CORPORATION

                              By: /s/ Peter Curry
                                 ---------------------------------------
                              INTEL CORPORATION

                              By: /s/ Arvind Sodhani
                                 ---------------------------------------